POWER OF ATTORNEY

  Know All by These Presents, that I, Scott G. Christian, hereby make, constitute, and appoint Jerry P. Lehrman, John E. Nardecchia and Robert J. Vold or any of them acting alone, with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of October, 2003.

Signature:  /s/  Scott G. Christian

Print Name:  Scott G. Christian



Subscribed and sworn to before me this 21st day of October, 2003.

Signature: /s/ Ruth E. Porter

Ruth E. Porter
Notary Public Minnesota
My Commission Expires Jan. 31, 2005